Exhibit 23.8
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-214320) on Form S-8 of Adient plc of our report dated June 23, 2025 relating to our audit of the financial statements as of December 31, 2024, which appears in the annual report on Form 11-K of Adient Production Employees Savings and Investment (401k) Plan as of and for the year ended December 31, 2025.

/s/ Plante & Moran, PLLC

Southfield, Michigan
June 25, 2026